Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 12, 2026 (the “Navitas Closing Date”), Laird Superfood, Inc. (“Laird Superfood”, “Laird”, or the “Company”) completed its acquisition (the “Navitas Acquisition”) of (i) all of the issued and outstanding units of Navitas LLC from the Navitas Sellers (as defined herein) and (ii) all of the issued and outstanding capital stock of Global Superfoods Corp. (“GSC”) (Navitas LLC and GSC collectively, “ Navitas”) from Encore Consumer Capital Fund II, LP (“Encore”) for a purchase price of $38.5 million in cash, subject to customary purchase price adjustments, including a working capital adjustment, pursuant to that certain securities purchase agreement, dated December 21, 2025 (the “Navitas Acquisition Agreement”), by and among the Company, Encore, The Ira and Joanna Haber Family Trust, Dated October 5, 2015 (the “Haber Family Trust”), and Advantage Capital Agribusiness Partners, L.P. (“Advantage Capital” and, together with Encore and the Haber Family Trust, the “Navitas Sellers”). GSC is a holding company with no operations whose purpose is to hold units of Navitas.

On the Navitas Closing Date and concurrently with the closing of the Navitas Acquisition, the Company completed the private placement contemplated by that certain investment agreement, dated December 21, 2025 (as amended, the “Investment Agreement”), entered into by and among the Company, Gateway Superfood NSSIII Investment, LLC (“Gateway III”), and Gateway Superfood NSSIV Investment, LLC (“Gateway IV” and, together with Gateway III, the “Investor”), with the Investor being an affiliate of Nexus Capital Management LP (“Nexus”), pursuant to which the Investor purchased an aggregate of 50,000 initial shares (the “Initial Shares”) of Series A Preferred Stock (“Preferred Stock”) at a purchase price of $1,000 per share for gross proceeds of $50.0 million (the “Navitas Financing”). The Preferred Stock is convertible, at the option of the holder, into shares of the Company’s common stock at an initial conversion of price of $3.57 (subject to certain customary anti-dilution adjustments), has a cumulative dividend at a rate of 5% per annum of the accumulated stated value, compounded quarterly, and votes on an as-converted basis with the Company’s common stock as a single class. Pursuant to the Investment Agreement, the Company had the option, until 270 days following the closing of the Navitas Financing (or, if on such 270th day the Company is engaged in discussions with one or more counterparties regarding a potential acquisition or other strategic transaction, 360 days), to require Nexus to purchase, upon the same terms, up to an additional 60,000 shares of Preferred Stock (the “Additional Shares”). The proceeds of the Additional Shares were required to be for a minimum of $25.0 million and required to be used for a substantially concurrent strategic transaction (with any remaining proceeds following such strategic transaction to be used for general corporate purposes).

On April 21, 2026 (the “Terrasoul Closing Date”), the Company completed its acquisition (the “Terrasoul Acquisition”) of all of the issued and outstanding equity interests of Terrasoul Superfoods, LLC (“Terrasoul”), from the Terrasoul Seller (as defined herein) pursuant to that certain securities purchase agreement, dated April 21, 2026 (the “Terrasoul Acquisition Agreement”), by and among the Company, Terrasoul, Superfoods Seller LLC (the “Terrasoul Seller”) and, solely for purposes of Section 8.16 of the Terrasoul Acquisition Agreement, the Guarantors set forth on Schedule 1 thereto. The Company acquired from the Terrasoul Seller all of the issued and outstanding equity interests of Terrasoul for (i) a purchase price of $48.0 million in cash, subject to customary purchase price adjustments, including a working capital adjustment, and (ii) contingent consideration of up to $5.0 million in cash based on the achievement of specified performance-based milestones following the Terrasoul Closing Date. The Terrasoul Acquisition closed concurrently with the execution of the Terrasoul Acquisition Agreement on the Terrasoul Closing Date.

On the Terrasoul Closing Date and concurrently with the closing of the Terrasoul Acquisition, the Company completed the issuance and sale of 60,000 additional shares of Preferred Stock (the “Additional Shares”) to the Investor at a purchase price of $1,000 per share for gross proceeds of $60.0 million, pursuant to the Investment Agreement (the “Terrasoul Financing”). The proceeds from the issuance of the Additional Shares were used to complete the Terrasoul Acquisition. Following the issuance of the Initial Shares and the Additional Shares, Nexus holds Preferred Stock convertible into 73.5% of the Company’s issued and outstanding common stock.

The Navitas Acquisition and the Terrasoul Acquisition are referred to herein collectively as the “Acquisitions”, and the Navitas Financing and the Terrasoul Financing are referred to herein collectively as the “Financings”.

The unaudited pro forma condensed combined financial information set forth below gives effect to the following transactions:

●	the Navitas Acquisition;

●	the Navitas Financing;

●	the Terrasoul Acquisition; and

●	the Terrasoul Financing.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Acquisitions and the Financings as if those transactions had been completed on December 31, 2025 and combines the consolidated balance sheet of the Company as of December 31, 2025 with Navitas’ consolidated balance sheet as of December 31, 2025 and Terrasoul’s balance sheet as of December 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Acquisitions and the Financings as if those transactions had occurred on January 1, 2025 and combines the historical results of Laird, Navitas and Terrasoul. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the consolidated statement of operations of Laird for the year ended December 31, 2025, with Navitas’ consolidated statement of operations for the year ended December 31, 2025 and Terrasoul’s statement of operations for the year ended December 31, 2025.

The historical financial statements of the Company, Navitas and Terrasoul have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisitions and the Financings, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;

●

The historical audited financial statements of Laird Superfood as of and for the year ended December 31, 2025 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

●	The historical audited financial statements of Navitas as of December 31, 2025; and

●	The historical audited financial statements of Terrasoul as of December 31, 2025.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisitions and the Financings had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

	(A)	(B)	(A) + (B) = (C)	(D)	(E)		(F)		(C) + (D) + (E) + (F) = (G)
	Laird Superfood Inc. As of December 31, 2025	Navitas Acquisition Pro Forma As of December 31, 2025 (Note 2)	Subtotal	Terrasoul Reclassified As of December 31, 2025 (Note 3A)	Terrasoul Acquisition Transaction Accounting Adjustments (Note 5)	Note	Terrasoul Financing Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
Assets
Current assets
Cash, cash equivalents, and restricted cash	$5,320,600	$6,570,748	$11,891,348	$1,466,576	$(52,592,090)	(a)	$59,935,000	(j)	$20,700,834
Accounts receivable, net	3,899,205	5,067,000	8,966,205	1,429,318	-		-		10,395,523
Inventory	7,782,169	8,790,700	16,572,869	14,831,888	71,000	(b)	-		31,475,757
Prepaid expenses and other current assets	1,838,683	356,883	2,195,566	806,268	-		-		3,001,834
Total current assets	18,840,657	20,785,331	39,625,988	18,534,050	(52,521,090)		59,935,000		65,573,948
Property and equipment, net	41,203	103,800	145,003	2,583,199	-		-		2,728,202
Intangible assets, net	75,000	20,000,000	20,075,000	-	23,000,000	(c)	-		43,075,000
Goodwill	-	15,775,218	15,775,218	-	17,544,429	(d)	-		33,319,647
Related party license agreements	132,100	-	132,100	-	-		-		132,100
Right-of-use assets	128,877	471,300	600,177	3,419,681	(60,793)	(e)	-		3,959,065
Other noncurrent assets	-	17,000	17,000	675	-		-		17,675
Total assets	$19,217,837	$57,152,649	$76,370,486	$24,537,605	$(12,037,454)		$59,935,000		$148,805,637
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,094,579	$3,735,400	$6,829,979	$2,255,708	$-		$-		$9,085,687
Accrued expenses	4,458,096	(57,566)	4,400,530	5,007,330	-		-		9,407,860
Related party liabilities	46,500	-	46,500	1,124,735	(1,124,735)	(f)	-		46,500
Lease liabilities, current portion	109,145	175,600	284,745	515,319	175,425	(e)	-		975,489
Line of credit	-	-	-	5,550,000	(5,550,000)	(f)	-		-
Notes payable, current maturities	-	-	-	357,325	(357,325)	(f)	-		-
Contingent consideration liability	-	-	-	-	4,070,000	(g)	-		4,070,000
Total current liabilities	7,708,320	3,853,434	11,561,754	14,810,417	(2,786,635)		-		23,585,536
Lease liabilities	46,730	326,900	373,630	3,100,215	(432,071)	(e)	-		3,041,774
Notes payable, net of current maturities	-	-	-	2,091,855	(2,091,855)	(f)	-		-
Total liabilities	7,755,050	4,180,334	11,935,384	20,002,487	(5,310,561)		-		26,627,310
Mezzanine equity
Series A preferred stock	-	49,560,437	49,560,437	-	-		59,935,000	(j)	109,495,437
Total mezzanine equity	-	49,560,437	49,560,437	-	-		59,935,000		109,495,437
Stockholders’ equity
Common stock	10,695	-	10,695	-	-		-		10,695
Additional paid-in capital	122,822,613	-	122,822,613	(2,524,441)	2,524,441	(h)	-		122,822,613
Retained earnings (accumulated deficit)	(111,370,521)	3,411,878	(107,958,643)	7,059,559	(9,251,334)	(i)	-		(110,150,418)
Total stockholders’ equity	11,462,787	3,411,878	14,874,665	4,535,118	(6,726,893)		-		12,682,890
Total liabilities, mezzanine equity, and stockholders’ equity	$19,217,837	$57,152,649	$76,370,486	$24,537,605	$(12,037,454)		$59,935,000		$148,805,637

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	(A)	(B)	(A) + (B) = (C)	(D)	(E)		(F)		(C) + (D) + (E) + (F) = (G)
	Laird Superfood Inc. For the Year Ended December 31, 2025	Navitas Acquisition Pro Forma For the Year Ended December 31, 2025 (Note 2)	Subtotal	Terrasoul Historical Reclassified For the Year Ended December 31, 2025 (Note 3B)	Terrasoul Acquisition Transaction Accounting Adjustments (Note 6)	Note	Terrasoul Financing Transaction Accounting Adjustments (Note 6)	Note	Pro Forma Combined
Sales, net	$49,889,286	$45,284,000	$95,173,286	$65,804,951	$-		$-		$160,978,237
Cost of goods sold	(30,978,702)	(31,220,800)	(62,199,502)	(48,193,094)	(291,000)	(a)	-		(110,683,596)
Gross profit	18,910,584	14,063,200	32,973,784	17,611,857	(291,000)		-		50,294,641
General and administrative
Salaries, wages, and benefits	4,456,236	4,333,155	8,789,391	4,291,222	-		-		13,080,613
Other general and administrative	5,770,409	3,403,142	9,173,551	978,496	2,191,775	(b)	-		12,343,822
Total general and administrative expenses	10,226,645	7,736,297	17,962,942	5,269,718	2,191,775		-		25,424,435
Sales and marketing
Marketing and advertising	7,436,124	3,809,605	11,245,729	1,991,314	1,920,000	(c)	-		15,157,043
Selling	4,352,110	3,040,853	7,392,963	5,828,703	270,000	(d)	-		13,491,666
Related party marketing agreements	309,805	-	309,805	-	-		-		309,805
Total sales and marketing expenses	12,098,039	6,850,458	18,948,497	7,820,017	2,190,000		-		28,958,514
Total operating expenses	22,324,684	14,586,755	36,911,439	13,089,735	4,381,775		-		54,382,949
Operating income (loss)	(3,414,100)	(523,555)	(3,937,655)	4,522,122	(4,672,775)		-		(4,088,308)
Other income (expense)	182,635	742,200	924,835	(451,799)	449,361	(e)	-		922,397
Income (loss) before income taxes	(3,231,465)	218,645	(3,012,820)	4,070,323	(4,223,414)		-		(3,165,911)
Income tax (expense) benefit	(20,746)	4,185,533	4,164,787	(374,665)	-		-		3,790,122
Net income (loss)	(3,252,211)	4,404,178	1,151,967	3,695,658	(4,223,414)		-		624,211
Dividends on redeemable preferred stock	-	2,547,267	2,547,267	-	-		3,056,720	(f)	5,603,987
Net income (loss) available to the common stockholders	$(3,252,211)	$1,856,911	$(1,395,300)	$3,695,658	$(4,223,414)		$(3,056,720)		$(4,979,776)
Net loss per share:
Basic and diluted	$(0.31)								$(0.47)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	10,554,211								10,554,211

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The Company, Navitas’ and Terrasoul’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2 and Note 3, certain reclassifications were made to align the Company, Navitas’ and Terrasoul’s financial statement presentation. The Company is currently in the process of evaluating Navitas’ and Terrasoul’s accounting policies as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the Company, Navitas and Terrasoul. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Navitas’ and Terrasoul’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, presented herein, are based on the historical financial statements of the Company, Navitas, and Terrasoul.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, is presented as if the Acquisitions and the Financings had occurred on December 31, 2025, and combines the historical balance sheet of the Company as of December 31, 2025, with the historical balance sheets of Navitas and Terrasoul as of December 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared as if the Acquisitions and Financings had occurred on January 1, 2025, and combines the Company’s historical statement of operations for the year ended December 31, 2025 with Navitas’ and Terrasoul’s historical statements of operations for the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Acquisitions, or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is not aware of any material transactions between the Company and Navitas nor the Company and Terrasoul during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and Navitas and the Company and Terrasoul have not been reflected in the unaudited pro forma condensed combined financial information.

The Acquisitions are being accounted for as business combinations using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In accordance with ASC 805, the purchase consideration, the assets acquired, and the liabilities assumed in each of the Acquisitions are recorded based upon their estimated fair values at the date of completion of the respective Acquisitions. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed are recorded as goodwill.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. For purposes of the unaudited pro forma condensed combined balance sheet, the amounts of the estimated purchase consideration, the assets acquired, and liabilities assumed of Navitas and Terrasoul are based upon management’s preliminary estimate of their fair values. The Company has not completed the valuation analyses and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the assets to be acquired or liabilities assumed. Accordingly, the estimated fair values reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value as additional information becomes available and as additional analyses are performed. The pro forma adjustments represent Laird Superfood management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

Note 2 – Adjustments for the Navitas Acquisition and Navitas Financing

Refer to the table below for adjustments related to Navitas Acquisition and Navitas Financing as of December 31, 2025.

	Navitas Historical Reclassified As of December 31, 2025 (Note 2A)	Navitas Acquisition Transaction Accounting Adjustments	Note 2(D)	Navitas Financing Transaction Accounting Adjustments	Note 2(D)	Navitas Acquisition Pro Forma As of December 31, 2025
Assets
Current assets
Cash, cash equivalents, and restricted cash	$158,600	$(43,148,289)	(I)	$49,560,437	(XI)	$6,570,748
Accounts receivable, net	5,067,000	-		-		5,067,000
Inventory	8,661,700	129,000	(II)	-		8,790,700
Prepaid expenses and other current assets	595,400	-		(238,517)	(XI)	356,883
Total current assets	14,482,700	(43,019,289)		49,321,920		20,785,331
Property and equipment, net	103,800	-		-		103,800
Intangible assets, net	13,150,900	6,849,100	(III)	-		20,000,000
Goodwill	18,498,700	(2,723,482)	(IV)	-		15,775,218
Right-of-use assets	471,300	-		-		471,300
Other noncurrent assets	17,000	-		-		17,000
Total assets	$46,724,400	$(38,893,671)		$49,321,920		$57,152,649
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	3,735,400	-		-		3,735,400
Accrued expenses	1,756,200	(1,575,249)	(V)	(238,517)	(XI)	(57,566)
Lease liabilities, current portion	175,600	-		-		175,600
Line of credit	2,000,000	(2,000,000)	(VI)	-		-
Notes payable, current maturities	7,443,900	(7,443,900)	(VI)	-		-
Total current liabilities	15,111,100	(11,019,149)		(238,517)		3,853,434
Lease liabilities	326,900	-		-		326,900
Deferred tax liability	1,923,600	(1,923,600)	(VII)	-		-
Total liabilities	17,361,600	(12,942,749)		(238,517)		4,180,334
Mezzanine equity
Redeemable non-controlling interest	77,000	(77,000)	(VIII)	-		-
Series A preferred stock	-	-		49,560,437	(XI)	49,560,437
Total mezzanine equity	77,000	(77,000)		49,560,437		49,560,437
Stockholders’ equity
Common stock	-	-		-		-
Additional paid-in capital	22,414,600	(22,414,600)	(IX)	-		-
Retained earnings (accumulated deficit)	6,830,800	(3,418,922)	(X)	-		3,411,878
Non-controlling interest	40,400	(40,400)	(VIII)	-		-
Total stockholders’ equity	29,285,800	(25,873,922)		-		3,411,878
Total liabilities, mezzanine equity, and stockholders’ equity	$46,724,400	$(38,893,671)		$49,321,920		$57,152,649

Refer to the table below for adjustments related to Navitas Acquisition and Navitas Financing for the year ended December 31, 2025:

	Navitas Historical Reclassified For the Year Ended December 31, 2025 (Note 2B)	Navitas Acquisition Transaction Accounting Adjustments	Note 2(E)	Navitas Financing Transaction Accounting Adjustments	Note 2(E)	Navitas Acquisition Pro Forma For the Year Ended December 31, 2025
Sales, net	$45,284,000	$-		$-		$45,284,000
Cost of goods sold	(30,891,800)	(329,000)	(I)	-		(31,220,800)
Gross profit	14,392,200	(329,000)		-		14,063,200
General and administrative
Salaries, wages, and benefits	4,333,155	-		-		4,333,155
Other general and administrative	2,069,687	1,333,455	(II)	-		3,403,142
Total general and administrative expenses	6,402,842	1,333,455		-		7,736,297
Sales and marketing
Marketing and advertising	3,024,105	785,500	(III)	-		3,809,605
Selling	2,640,853	400,000	(IV)	-		3,040,853
Related party marketing agreements	-	-		-		-
Total sales and marketing expenses	5,664,958	1,185,500		-		6,850,458
Total operating expenses	12,067,800	2,518,955		-		14,586,755
Operating income (loss)	2,324,400	(2,847,955)		-		(523,555)
Other income (expense)	(180,800)	923,000	(V)	-		742,200
Income (loss) before income taxes	2,143,600	(1,924,955)		-		218,645
Income tax (expense) benefit	(559,800)	4,745,333	(VI)	-		4,185,533
Net income (loss)	1,583,800	2,820,378		-		4,404,178
Dividends on redeemable preferred stock	-	-		2,547,267	(VII)	2,547,267
Net income (loss) available to the common stockholders	$1,583,800	$2,820,378		$(2,547,267)		$1,856,911

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Navitas’ financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Certain reclassification adjustments have been made to conform Navitas’ historical financial statement presentation to the Company’s financial statement presentation. Following the closing of the Navitas Acquisition, the combined company is in the process of finalizing the review of the reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)	Refer to the table below for a summary of changes made to financial statement line item captions to present Navitas’ balance sheet as of December 31, 2025 to conform with that of the Company’s:

Presentation in Navitas Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information	Navitas Consolidated Balances As of December 31, 2025	Reclassifications	Navitas Reclassified As of December 31, 2025
Cash and cash equivalents	Cash, cash equivalents, and restricted cash	$158,600	$-	$158,600
Accounts receivable, net of allowance for credit losses	Accounts receivable, net	5,067,000	-	5,067,000
Inventories	Inventory	8,661,700	-	8,661,700
Prepaid expenses and other current assets	Prepaid expenses and other current assets	595,400	-	595,400
Property and equipment, net	Property and equipment, net	103,800	-	103,800
Intangible assets, net	Intangible assets, net	13,150,900	-	13,150,900
Goodwill	Goodwill	18,498,700	-	18,498,700
Operating right-of-use assets	Right-of-use assets	471,300	-	471,300
Other assets	Other noncurrent assets	17,000	-	17,000
Accounts payable	Accounts payable	3,735,400	-	3,735,400
Accrued liabilities	Accrued expenses	1,756,200	-	1,756,200
Operating lease liabilities, current maturities	Lease liabilities, current portion	175,600	-	175,600
Line of credit	Line of credit	2,000,000	-	2,000,000
Notes payable, current maturities	Notes payable, current maturities	7,443,900	-	7,443,900
Operating lease liabilities, net of current maturities	Lease liabilities	326,900	-	326,900
Deferred tax liability	Deferred tax liabilities	1,923,600	-	1,923,600
Redeemable non-controlling interests	Redeemable non-controlling interest	77,000	-	77,000
Common stock	Common stock	-	-	-
Additional paid-in capital	Additional paid-in capital	22,414,600	-	22,414,600
Retained earnings	Retained earnings (accumulated deficit)	6,830,800	-	6,830,800
Non-controlling interests	Non-controlling interest	40,400	-	40,400

B)	Refer to the table below for a summary of reclassification adjustments made to present Navitas’ statement of operations for the year ended December 31, 2025 to conform with that of the Company’s:

Presentation in Navitas Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Navitas Consolidated Amounts For the Year Ended December 31, 2025	Reclassifications	Note		Navitas Reclassified For the Year Ended December 31, 2025
Net sales	Sales, net	$45,284,000	$-			$45,284,000
Cost of sales	Cost of goods sold	30,891,800	-			30,891,800
Selling, general, and administrative		11,100,900	(11,100,900)	(1)		-
Depreciation and amortization		783,400	(783,400)	(2)		-
Other		183,500	(183,500)	(3)		-
	Salaries, wages, and benefits	-	4,333,155	(1)		4,333,155
	Other general and administrative	-	2,069,687	(1	), (2), (3)	2,069,687
	Marketing and advertising	-	3,024,105	(1	), (2)	3,024,105
	Selling	-	2,640,853	(1)		2,640,853
Interest expense		(923,000)	923,000	(4)		-
Other income, net		742,200	(742,200)	(4)		-
	Other income (expense)	-	(180,800)	(4)		(180,800)
Income tax expense (benefit)	Income tax expense	559,800	-			559,800

(1)

Reclassification of selling, general, and administrative for $11,100,900 to salaries, wages, and benefits for $4,333,155, to other general and administrative for $1,817,287, to marketing and advertising for $2,309,605, and to selling for $2,640,853.

(2)	Reclassification of depreciation and amortization for $783,400 to other general and administrative for $68,900 and to marketing and advertising for $714,500.
(3)	Reclassification of other to other general and administrative.
(4)	Reclassification of interest expense and other income, net to other income (expense).

C)	Preliminary Acquisition Accounting for the Navitas Acquisition

Navitas Estimated Aggregate Purchase Consideration

The preliminary estimated aggregate purchase consideration for the Navitas Acquisition is $40,881,978 and consists primarily of cash paid to Sellers, including amounts paid to settle Navitas’ outstanding debt and Navitas Sellers’ transaction costs.

Navitas Preliminary Aggregate Purchase Consideration Allocation

The assumed accounting for the Navitas Acquisition, including the preliminary aggregate purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Navitas, the Company performed preliminary valuation analyses for certain intangible assets based on information currently available. The preliminary fair value estimates for identified intangible assets were developed using market participant assumptions and valuation methodologies appropriate for the nature of the assets acquired, including primarily income-based approaches, with consideration of market-based and cost-based approaches where applicable. The Company also considered publicly available benchmarking information in developing these estimates. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price adjustments relating to Navitas and the Company combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary aggregate purchase consideration, the assets acquired and the liabilities assumed, as if the Navitas Acquisition had been completed on December 31, 2025:

Amount
Preliminary estimated aggregate purchase consideration	$40,881,978
Assets acquired:
Cash, cash equivalents, and restricted cash	158,600
Accounts receivable	5,067,000
Inventory (i)	8,790,700
Prepaid expenses and other current assets	595,400
Property and equipment	103,800
Intangible assets (ii)	20,000,000
Right-of-use assets	471,300
Other noncurrent assets	17,000
Total assets acquired:	$35,203,800
Liabilities assumed:
Accounts payable	3,735,400
Accrued expenses	1,113,807
Lease liabilities, current portion	175,600
Lease liabilities	326,900
Deferred tax liability	4,745,333
Total liabilities assumed:	10,097,040
Net assets acquired	25,106,760
Goodwill	$15,775,218

(i) The unaudited pro forma condensed combined balance sheet has been adjusted to record Navitas’ inventories at a preliminary fair value of approximately $8,790,700, an increase of $129,000 from the carrying value. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been adjusted to recognize additional cost of goods sold related to the increased basis. The additional costs are not anticipated to affect the condensed combined statement of operations beyond twelve months after the closing of the Navitas Acquisition.

(ii) Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Estimated Fair Value	Estimated Useful Life
Brand name	$15,000,000	10 years
Distributor relationships	4,000,000	10 years
Product portfolio	1,000,000	5 years
Total preliminary estimated fair value of intangible assets acquired	$20,000,000

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of $210,000 for the year ended December 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Navitas Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

D)	Navitas Acquisition and Navitas Financing Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Navitas Acquisition Transaction Accounting Adjustments column and Navitas Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025 are as follows:

Navitas Acquisition Transaction Accounting Adjustments

(I) The change in cash and cash equivalents was determined as follows:

Amount
Preliminary estimated aggregate purchase consideration	$(40,881,978)
Estimated payment of the Company’s acquisition transaction costs (i)	(2,266,311)
Net pro forma Navitas Acquisition transaction accounting adjustment to cash and cash equivalents	$(43,148,289)

(i) Represents the Company's total estimated advisory, legal, and other transaction-related expenses related to the Navitas Acquisition. During the year ended December 31, 2025, the Company recognized and accrued for approximately $932,856 of transaction-related expenses in the Company's historical consolidated statement of operation.

(II) Reflects the preliminary purchase accounting adjustment for inventory based on the acquisition method of accounting as follows:

Amount
Elimination of Navitas’ inventory carrying value	$(8,661,700)
Preliminary fair value of acquired inventory	8,790,700
Net pro forma Navitas Acquisition transaction accounting adjustments to inventory	$129,000

(III) Reflects the preliminary purchase accounting adjustment for acquired intangible assets from the Navitas Acquisition based on the acquisition method of accounting as shown below. Refer above for additional information on the acquired intangible assets expected to be recognized.

Amount
Elimination of Navitas’ intangible assets carrying value	$(13,150,900)
Preliminary fair value of acquired intangible assets	20,000,000
Net pro forma Navitas Acquisition transaction accounting adjustment to intangible assets	$6,849,100

(IV) Reflects the preliminary purchase accounting adjustment for goodwill for estimated acquisition consideration in excess of the fair value of the net assets acquired as follows:

Amount
Elimination of Navitas’ historical goodwill	$(18,498,700)
Preliminary estimate of goodwill from the Navitas Acquisition	15,775,218
Net pro forma Navitas Acquisition transaction accounting adjustment to goodwill	$(2,723,482)

(V) The change in accrued expenses was determined as follows:

Amount
Estimated payment of the Company's accrued acquisition transaction costs (i)	$(932,856)
Settlement of Navitas Sellers’ transaction costs accrued (ii)	(642,393)
Net pro forma Navitas Acquisition transaction accounting adjustment to accrued expenses	$(1,575,249)

(i) Represents the portion of the Company's advisory, legal, and other transaction-related expenses related to the Navitas Acquisition that were accrued as of December 31, 2025.

(ii) Represents the settlement of Navitas Sellers’ accrued transaction costs, which were paid by the Company upon the closing of the Navitas Acquisition.

(VI) Reflects the cash settlement of Navitas’ line of credit and notes payable that were paid by the Company upon the closing of the Navitas Acquisition.

(VII) Reflects the adjustment to net Navitas’ deferred tax liability with the Company’s deferred tax assets and the corresponding release of the Company’s valuation allowance, as the acquired deferred tax liability provides a source of income to realize a portion of the Company’s deferred tax assets.

(VIII) Reflects the elimination of non-controlling interests attributable to certain membership interests of Navitas LLC resulting from the Company’s acquisition of all issued and outstanding equity interests in Navitas.

(IX) Reflects the elimination of historical additional paid-in capital of Navitas.

(X) The change in retained earnings (accumulated deficit) was determined as follows:

Amount
Elimination of Navitas’ historical retained earnings	$(6,830,800)
Company’s estimated acquisition transaction-related expense (i)	(1,333,455)
Release of the Company’s valuation allowance (ii)	4,745,333
Net pro forma Navitas Acquisition transaction accounting adjustment to retained earnings (accumulated deficit)	$(3,418,922)

(i) Represents the Company's incremental estimated advisory, legal, and other transaction-related expenses related to the Navitas Acquisition that are not reflected in the historical financial statements and reflected as an adjustment through accumulated deficit. During the year ended December 31, 2025, the Company recognized approximately $932,856 of transaction-related expenses in the Company's consolidated statement of operation.

(ii) Represents the release of the Company’s valuation allowance due to the acquired deferred tax liability available as a source of income to realize a portion of the Company’s deferred tax assets.

Navitas Financing Transaction Accounting Adjustment

(XI) Reflects the issuance of 50,000 Initial Shares of Preferred Stock in the Navitas Financing as shown below. The holders of the Preferred Stock will have the right to require the Company to redeem the Preferred Stock in certain circumstances, and therefore, the Initial Shares of Preferred Stock are reflected in mezzanine equity.

Amount
Issuance of Preferred Stock	$50,000,000
Less: equity issuance costs (i)	(439,563)
Net pro forma Navitas Financing transaction accounting adjustment to Series A preferred stock	$49,560,437

(i) Represents the estimated amount of equity issuance costs related to the Navitas Financing. During the year ended December 31, 2025, the Company deferred and accrued for approximately $238,517. The adjustment also reflects this decrease in accrued expenses.

E)	Navitas Acquisition and Navitas Financing Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Adjustments included in the Navitas Acquisition Transaction Accounting Adjustments column and Navitas Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are as follows:

Navitas Acquisition Transaction Accounting Adjustments

(I) Reflects the increase in cost of goods sold as follows:

Amount
Amortization of certain intangible assets (i)	$200,000
Recognition of cost of goods sold upon sale of inventory (ii)	129,000
Net pro forma Navitas Acquisition transaction accounting adjustment to cost of goods sold	$329,000

(i) Represents amortization of the estimated fair value of the product portfolio intangible asset acquired in the Navitas Acquisition.

(ii) Represents the step up in inventory to estimated fair value for the Navitas Acquisition. The inventory is expected to be sold during the first year after the closing of the Navitas Acquisition.

(II) Reflects the adjustment to other general and administrative associated with the Company's incremental estimated advisory, legal, and other transaction-related expenses related to the Navitas Acquisition that are not reflected in the historical financial statements. During the year ended December 31, 2025, the Company recognized approximately $932,856 of transaction-related expenses in the Company's historical consolidated statement of operation.

(III) Reflects the adjustment to marketing and advertising associated with the amortization of the estimated fair value of the brand name intangible asset acquired in the Navitas Acquisition as follows:

Amount
Elimination of Navitas’ historical brand name amortization	$(714,500)
Amortization of acquired brand name intangible asset	1,500,000
Net pro forma Navitas Acquisition transaction accounting adjustment to marketing and advertising	$785,500

(IV) Reflects the adjustment to selling associated with the amortization of the estimated fair value of the distributor relationships intangible asset acquired in the Navitas Acquisition.

(V) Reflects the elimination of Navitas’ historical interest expense for the year ended December 31, 2025 resulting from the Company’s repayment of Navitas’ line of credit and notes payable at the closing of the Navitas Acquisition.

(VI) Reflects the estimated income tax benefit recognized at the closing of the Navitas Acquisition resulting from the release of the Company’s valuation allowance, driven by the acquired deferred tax liability available as a source of income to realize a portion of the Company’s deferred tax assets.

Navitas Financing Transaction Accounting Adjustment

(VII) Reflects the adjustment to record the dividends to holders of the Preferred Stock, which accrue dividends at a 5% annual rate, compounded on a quarterly basis.

Note 3 – Reclassification Adjustments for the Terrasoul Acquisition

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Terrasoul’s financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Certain reclassification adjustments have been made to conform Terrasoul’s historical financial statement presentation to the Company’s financial statement presentation. Following the closing of the Terrasoul Acquisition, the combined company is in the process of finalizing the review of the reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A) Refer to the table below for a summary of changes made to financial statement line item captions to present Terrasoul’s balance sheet as of December 31, 2025 to conform with that of the Company’s:

Presentation in Terrasoul Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information	Terrasoul Balances As of December 31, 2025	Reclassifications	Terrasoul Reclassified As of December 31, 2025
Cash and cash equivalents	Cash, cash equivalents, and restricted cash	$1,466,576	$-	$1,466,576
Accounts receivable, net	Accounts receivable, net	1,429,318	-	1,429,318
Inventories, net	Inventory	14,831,888	-	14,831,888
Prepaid expenses and other current assets	Prepaid expenses and other current assets	806,268	-	806,268
Property and equipment, net	Property and equipment, net	2,583,199	-	2,583,199
Operating lease right-of-use assets	Right-of-use assets	3,419,681	-	3,419,681
Other assets	Other noncurrent assets	675	-	675
Accounts payable	Accounts payable	2,255,708	-	2,255,708
Accrued expenses	Accrued expenses	5,007,330	-	5,007,330
Operating lease liabilities, current portion	Lease liabilities, current portion	515,319	-	515,319
Member loans	Related party liabilities	1,124,735	-	1,124,735
Revolving line of credit	Line of credit	5,550,000	-	5,550,000
Notes payable, current portion	Notes payable, current maturities	357,325	-	357,325
Operating lease liabilities, non-current portion	Lease liabilities	3,100,215	-	3,100,215
Notes payable, non-current portion	Notes payable, net of current maturities	2,091,855	-	2,091,855
Members' deficit	Additional paid-in capital	(2,524,441)	-	(2,524,441)
Retained earnings	Retained earnings (accumulated deficit)	7,059,559	-	7,059,559

B) Refer to the table below for a summary of reclassification adjustments made to present Terrasoul’s statement of operations for the year ended December 31, 2025 to conform with that of the Company’s:

Presentation in Terrasoul Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Terrasoul Amounts For the Year Ended December 31, 2025	Reclassifications	Note		Terrasoul Reclassified For the Year Ended December 31, 2025
Sales, net	Sales, net	$65,804,951	$-			$65,804,951
Cost of sales (including depreciation and amortization)	Cost of goods sold	48,193,094	-			48,193,094
Selling, general and administrative		12,810,071	(12,810,071)	(1)		-
Performance unit compensation cost		205,660	(205,660)	(2)		-
Depreciation and amortization		74,004	(74,004)	(3)		-
	Salaries, wages, and benefits	-	4,291,222	(1	), (2)	4,291,222
	Other general and administrative	-	978,496	(1	), (3)	978,496
	Marketing and advertising	-	1,991,314	(1)		1,991,314
	Selling	-	5,828,703	(1)		5,828,703
Interest expense		(449,361)	449,361	(4)		-
Other income (expense)	Other income (expense)	(2,438)	(449,361)	(4)		(451,799)
Income tax expense	Income tax (expense) benefit	(374,665)	-			(374,665)
(1)

Reclassification of selling, general and administrative for $12,810,071 to salaries, wages and benefits for $4,085,562, to other general and administrative for $904,492, to marketing and advertising for $1,991,314, and to selling for $5,828,703.

(2)	Reclassification of performance unit compensation cost to salaries, wages and benefits.
(3)	Reclassification of depreciation and amortization to other general and administrative.
(4)	Reclassification of interest expense to other income (expense).

Note 4 – Preliminary Acquisition Accounting for the Terrasoul Acquisition

Terrasoul Estimated Aggregate Purchase Consideration

The following table summarizes the preliminary estimated aggregate purchase consideration for the Terrasoul Acquisition:

Amount
Estimated cash paid to Terrasoul Sellers (i)	$50,400,315
Estimated fair value of earnout consideration (ii)	4,070,000
Preliminary estimated aggregate purchase consideration	$54,470,315

(i) Represents the cash consideration paid for the Terrasoul Acquisition, including amounts paid to settle Terrasoul’s outstanding debt and Terrasoul Seller transaction costs.

(ii) Represents the preliminary fair value of the contingent consideration payable to the Terrasoul Seller. Pursuant to the Terrasoul Acquisition Agreement, the Company will pay the Terrasoul Seller up to $5 million in cash based on the achievement of certain 2026 Contribution Margin (as defined in the Terrasoul Acquisition Agreement) thresholds during the calendar year 2026.

Terrasoul Preliminary Aggregate Purchase Consideration Allocation

The assumed accounting for the Terrasoul Acquisition, including the preliminary aggregate purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Terrasoul, the Company performed preliminary valuation analyses for certain intangible assets based on information currently available. The preliminary fair value estimates for identified intangible assets were developed using market participant assumptions and valuation methodologies appropriate for the nature of the assets acquired, including primarily income-based approaches, with consideration of market-based and cost-based approaches where applicable. The Company also considered publicly available benchmarking information in developing these estimates. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price adjustments relating to Terrasoul and the Company combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary aggregate purchase consideration, the assets acquired and the liabilities assumed, as if the Terrasoul Acquisition had been completed on December 31, 2025:

Amount
Preliminary estimated aggregate purchase consideration	$54,470,315
Assets acquired:
Cash, cash equivalents, and restricted cash	1,466,576
Accounts receivable	1,429,318
Inventory (i)	14,902,888
Prepaid expenses and other current assets	806,268
Property and equipment	2,583,199
Intangible assets (ii)	23,000,000
Right-of-use assets	3,358,888
Other noncurrent assets	675
Total assets acquired:	$47,547,812
Liabilities assumed:
Accounts payable	2,255,708
Accrued expenses	5,007,330
Lease liabilities, current portion	690,744
Lease liabilities	2,668,144
Total liabilities assumed:	10,621,926
Net assets acquired	36,925,886
Goodwill	$17,544,429

(i) The unaudited pro forma condensed combined balance sheet has been adjusted to record Terrasoul’s inventories at a preliminary fair value of approximately $14,902,888, an increase of $71,000 from the carrying value. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been adjusted to recognize additional cost of goods sold related to the increased basis. The additional costs are not anticipated to affect the condensed combined statement of operations beyond twelve months after the closing of the Terrasoul Acquisition.

(ii) Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Estimated Fair Value	Estimated Useful Life
Distributor and foodservice relationships	$2,700,000	10
Brand name	19,200,000	10
Product portfolio	1,100,000	5
Total preliminary estimated fair value of intangible assets acquired	$23,000,000

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of $241,000 for the year ended December 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Terrasoul Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Note 5 – Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Terrasoul Acquisition Transaction Accounting Adjustments column and the Terrasoul Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025 are as follows:

Terrasoul Acquisition Transaction Accounting Adjustments

(a) The change in cash and cash equivalents was determined as follows:

Amount
Preliminary estimated aggregate purchase consideration	$(50,400,315)
Estimated payment of the Company’s acquisition transaction costs (i)	(2,191,775)
Net pro forma Terrasoul Acquisition transaction accounting adjustment to cash and cash equivalents	$(52,592,090)

(i) Represents the Company's total estimated advisory, legal, and other transaction-related expenses related to the Terrasoul Acquisition.

(b) Reflects the preliminary purchase accounting adjustment for inventory based on the acquisition method of accounting as follows:

Amount
Elimination of Terrasoul’s inventory carrying value	$(14,831,888)
Preliminary fair value of acquired inventory	14,902,888
Net pro forma Terrasoul Acquisition transaction accounting adjustments to inventory	$71,000

(c) Reflects the preliminary purchase accounting adjustment for acquired intangible assets for the Terrasoul Acquisition based on the acquisition method of accounting. Refer to Note 4 above for additional information on the acquired intangible assets expected to be recognized.

(d) Reflects the preliminary purchase accounting adjustment for goodwill for estimated acquisition consideration in excess of the fair value of the net assets acquired in the Terrasoul Acquisition. Refer to Note 4 above.

(e) Reflects the estimated adjustment to right-of-use assets, lease liabilities, current portion, and lease liabilities based on the Company’s remeasurement of Terrasoul’s operating lease as of the Terrasoul Closing Date.

.

(f) Reflects the cash settlement of Terrasoul’s related party loans, line of credit, and notes payable that were paid by the Company upon the closing of the Terrasoul Acquisition. These amounts are included in “Estimated cash paid to Terrasoul Sellers (i)” in Note 4 above.

(g) Reflects the fair value of the contingent consideration that is expected to be recorded as a liability as of the closing date of the Terrasoul Acquisition. Refer to Note 4 above.

(h) Reflects the elimination of historical additional paid-in capital of Terrasoul.

(i) The change in retained earnings (accumulated deficit) was determined as follows:

Amount
Elimination of Terrasoul’s historical retained earnings	$(7,059,559)
Company’s estimated acquisition transaction-related expense (i)	(2,191,775)
Net pro forma Terrasoul Acquisition transaction accounting adjustment to retained earnings (accumulated deficit)	$(9,251,334)

(i) Represents the Company's incremental estimated advisory, legal, and other transaction-related expenses related to the Terrasoul Acquisition that are not reflected in the historical financial statements and reflected as an adjustment through accumulated deficit.

Terrasoul Financing Transaction Accounting Adjustment

(j) Reflects the issuance of 60,000 Additional Shares of Preferred Stock in the Terrasoul Financing as shown below. The holders of the Preferred Stock will have the right to require the Company to redeem the Preferred Stock in certain circumstances, and therefore, the Additional Shares of Preferred Stock are reflected in mezzanine equity.

.	Amount
Issuance of Preferred Stock	$60,000,000
Less: equity issuance costs (i)	(65,000)
Net pro forma Terrasoul Financing transaction accounting adjustment to preferred stock	$59,935,000

(i) Represents the estimated amount of equity issuance costs related to the Terrasoul Financing.

Note 6 – Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Adjustments included in the Terrasoul Acquisition Transaction Accounting Adjustments column and the Terrasoul Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are as follows:

Terrasoul Acquisition Transaction Accounting Adjustments

(a) Reflects the increase in cost of goods sold as follows:

Amount
Amortization of certain intangible assets (i)	$220,000
Recognition of cost of goods sold upon sale of inventory (ii)	71,000
Net pro forma Terrasoul Acquisition transaction accounting adjustment to cost of goods sold	$291,000

(i) Represents amortization of the estimated fair value of the product portfolio intangible asset acquired in the Terrasoul Acquisition.

(ii) Represents the step up in inventory to estimated fair value for the Terrasoul Acquisition. The inventory is expected to be sold during the first year after the closing of the Terrasoul Acquisition.

(b) Reflects the adjustment to other general and administrative associated with the Company's incremental estimated advisory, legal, and other transaction-related expenses related to the Terrasoul Acquisition that are not reflected in the historical financial statements.

(c) Reflects the adjustment to marketing and advertising expense related to the amortization of the estimated fair value of the acquired brand name intangible asset acquired in the Terrasoul Acquisition.

(d) Reflects the adjustment to selling associated with the amortization of the estimated fair value of the distributor and foodservice relationships intangible assets acquired in the Terrasoul Acquisition.

(e) Reflects the elimination of Terrasoul’s historical interest expense for the year ended December 31, 2025 resulting from the Company’s repayment of Terrasoul’s related party loans, line of credit, and notes payable at the closing of the Terrasoul Acquisition.

Terrasoul Financing Transaction Accounting Adjustment

(f) Reflects the adjustment to record the dividends to holders of the Additional Shares of Preferred Stock, which accrue dividends at a 5% annual rate, compounded on a quarterly basis.

Note 7– Income (Loss) Per Share

Pro forma income (loss) per share is calculated based on the historical weighted average shares outstanding, adjusted, if applicable, to reflect the issuance of additional shares in connection with the Acquisitions and the Financings, as if such shares had been outstanding since January 1, 2025. Although the Company issued 50,000 shares of Preferred Stock as part of the Navitas Financing and 60,000 shares of Preferred Stock as part of the Terrasoul Financing, the weighted average shares outstanding used in the pro forma loss per share calculation is consistent with that presented in the Company’s historical financial statements because the Company is in a net loss position and the impact of the conversion of the Preferred Stock into common shares is anti-dilutive.

The computation of pro forma basic and diluted net income (loss) per share attributable to the Company’s common stockholders is as follows:

For the Year Ended December 31, 2025
Numerator:
Net income	$624,211
Less: dividends on redeemable preferred stock	(5,603,987)
Net loss available to the common stockholders	$(4,979,776)

Denominator:
Weighted-average shares of common stock outstanding	10,554,211

Net loss per share:
Basic and diluted	$(0.47)